UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Amendment

On April 26, 2024, Real Good Foods, LLC, a wholly owned subsidiary of The Real Good Food Company, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its amended and restated Loan and Security Agreement with PMC Financial Services Group, LLC (“PMC”), dated June 30, 2016 (the “Existing Credit Facility”).

The Amendment amended the Existing Credit Facility to allow for the following:

•	The maturity date of the Revolving Credit Facility (“Revolver”) is extended from November 30, 2025, to December 31, 2026.

•	The maturity date of the $90.0 million Term Loan is extended from December 31, 2025, to December 31, 2026.

•

The Amendment allows for an additional debt component related to the purchasing of equipment (the “Second Equipment Loan”), which allows for up to $2.6 million in borrowing, which can be drawn upon beginning on the date of this Amendment through June 11, 2024. The Maturity date of the Second Equipment Loan is the earlier of December 31, 2026, or the termination of this agreement. The Second Equipment Loan shall bear interest at an annual rate equal to (i) the “Prime Rate” currently in effect from time to time minus 0.5%, plus (ii) payable in kind (“PIK”) interest of 6.85% per annum.

As consideration for the Amendment, the Company issued a warrant to PMC, exercisable into class A common stock equal to 4.9% of the Company’s total diluted equity at the date of exercise, at an exercise price of $$0.01 per share. The warrant is exercisable beginning on December 31, 2025, or upon either a change in control or a payoff of the outstanding debt, and expires on November 20, 2033.

Waiver Agreement

Additionally, in connection with the Amendment, the Company and PMC entered into a Conditional Waiver Agreement (“Waiver Agreement”), which provides for a conditional waver period beginning on the date of the Amendment and ending on December 31, 2026. The Waiver Agreement waives the impact of certain events of default, as outlined in the Existing Credit Facility, and which have occurred. As a result of the events of default the Waiver Agreement adds additional debt covenants which require certain financial targets to be achieved during the conditional waiver period. Per the terms of the Waiver Agreement, PMC agrees to conditionally waive the existing events of default, and any actions related to those events, provided that the terms of this agreement are met during the conditional waiver period. To satisfy the terms of the waiver period, the additional covenants require that the Company achieve certain EBITDA and adjusted EBITDA targets as defined by the agreement. The covenants related to the adjusted EBITDA targets begin on June 30, 2024 and continue through July 31, 2024. Those related to EBITDA begin on July 31, 2024 and end on December 30, 2025, with a cumulative three month target applicable to the end of each individual month.

Copies of the Amendment and Conditional Waiver Agreement are attached hereto as Exhibit 10.2 and Exhibit 10.3, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The disclosure in Item 1.01 on the creation of the new Second Equipment Loan agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.2	Amendment Number Twenty-Eight to Loan and Security Agreement, dated as of April 26, 2024, by and between Real Good Foods, LLC, and PMC Financial Services Group, LLC.

10.3	Conditional Waiver Agreement, by and between Real Good Foods, LLC, and PMC Financial Services Group, LLC.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: April 30, 2024	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer